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                                                                   EXHIBIT 24


                                  POWER OF ATTORNEY


     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Johan P. Finley and Steven M. Des Champs (with full power to act alone), as his true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitutions, for him and in his name, place and stead, in any and all capacities, to sign any amendments to Annual Report on Form 10-KSB of PDS Financial Corporation, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, lawfully do or cause to be done by virtue hereof.


          Name                     Title     Dated

/s/ Johan P. Finley          President, Chief Executive         April 21, 1999
------------------------     Officer and Director
Johan P. Finley


/s/ Steven M. Des Champs     Chief Financial Officer            April 21, 1999
------------------------
Steven M. Des Champs


/s/ Peter D. Cleary          Director                           April 21, 1999
------------------------
Peter D. Cleary


/s/ Lona M. Finley           Director                           April 21, 1999
------------------------
Lona M.Finley


------------------------     Director                           April __, 1999
Charles R. Patterson

/s/ Joel M. Koonce
------------------------     Director                           April 21, 1999
Joel M. Koonce


------------------------     Director                           April __, 1999
James L. Morrell